Exhibit 5.1

1271 Avenue of the Americas
New York, New York 10020-1401
Tel: +1.212.906.1200 Fax: +1.212.751.4864 www.lw.com

FIRM / AFFILIATE OFFICES
	Beijing	Moscow
	Boston	Munich
	Brussels	New York
	Century City	Orange County
	Chicago	Paris
	Dubai	Riyadh
June 30, 2021	Düsseldorf	San Diego
	Frankfurt	San Francisco
	Hamburg	Seoul
	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.
Milan

Endeavor Group Holdings, Inc.

9601 Wilshire Boulevard, 3rd Floor

Beverly Hills, California 90210

Re:	Endeavor Group Holdings, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Endeavor Group Holdings, Inc., a Delaware corporation (the “Company”), in connection with the registration of the offer and sale by certain selling stockholders (the “Selling Stockholders”) named in the Registration Statement (defined below) of (i) 75,584,747 shares of Class A common stock, $0.00001 par value per share (“Class A Common Stock”) that are issued and outstanding as of the date hereof (the “Private Placement Shares”) and (ii) 1,221,425 shares of Class A Common Stock issuable to certain Selling Stockholders (each a “Continuing Owner”) upon the exchange by such Selling Stockholder of an equivalent number of common units of Endeavor Manager, LLC, a Delaware limited liability company (“Endeavor Manager”), together with (to the extent applicable) a corresponding number of shares of the Company’s Class X common stock, $0.00001 par value per share (the “Continuing Shares” and, together with the Private Placement Shares, the “Shares”). The Shares are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on June 30, 2021 (as amended, the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus or prospectus supplement (collectively, the “Prospectus”), other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

June 30, 2021

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	The Private Placement Shares have been duly authorized by all necessary corporate action of the Company, and the Private Placement Shares are validly issued, fully paid and non-assessable.

2.

When an issuance of Continuing Shares has been duly authorized by all necessary corporate action of the Company, and such Continuing Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the applicable Continuing Owner, and have been issued by the Company against payment therefor in an amount not less than the par value thereof in the manner contemplated by the Amended and Restated Limited Liability Company Agreement of Endeavor Manager (as the same may be amended from time to time), such Continuing Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP